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                                                                   Exhibit 8.1

                       [Letterhead of Kirkland & Ellis]


To Call Writer Direct:
   312 861-2000


                                 June 2, 1997


Ambassador Apartments, Inc.
77 West Wacker Drive, Suite 4040
Chicago, Illinois 60601

        Re:    Certain Tax Matters
               -------------------

Ladies and Gentlemen:

        In connection with the proposed issuance and sale (the "Offering") of up to 2,500,000 shares of Common Stock, par value $.01 per share ("Common Stock") by Ambassador Apartments, Inc. (the "Company") pursuant to the Registration Statement on Form S-3 (the "Registration Statement") filed or to be filed with the Securities and Exchange Commission on or about June 2, 1997, you have requested our legal opinion concerning certain United States federal income tax consequences of owning shares of Common Stock of the Company.

        We are familiar with the corporate proceedings to date with respect to the proposed Offering and have examined such records and documents as we considered necessary.

        The opinion set forth herein is based on relevant provisions of the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), and interpretations thereof by the courts and the Internal Revenue Service, all as they exist at the date of this letter. No tax rulings will be sought from the Internal Revenue Service with respect to any of the matters discussed herein. All such provisions of the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any such change could affect any or all of the conclusions set forth in this opinion.

        Based on the foregoing and assuming that the documents to be delivered in connection with the Offering are, to the extent applicable, executed and delivered in substantially the form we have examined, we are of the opinion that the statements in the Registration Statement under the caption "Federal Income Tax Considerations" fairly describe the material United States federal tax consequences of owning shares of Common Stock of the Company. There can be no assurance, however, that such discussion will not be successfully challenged by the Internal Revenue Service,


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June 2, 1997
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or significantly altered by new legislation, changes in Internal Revenue
Service positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters."

                                     Very truly yours,


                                     Kirkland & Ellis